UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2016

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on December 2, 2016.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•     liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•     failing to maintain and protect our brand, independence, and reputation;

•     failing to differentiate our products and continuously create innovative, proprietary research tools;

•     failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•     liability related to our storage of personal information related to individuals as well as portfolio and account-level information;

•     compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•     downturns in the financial sector, global financial markets, and global economy, including the effect of market volatility on revenue from asset-based fees;

•     the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities;

•     a prolonged outage of our database, technology-based products and services, or network facilities;

•     challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and

•     trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles.

Investor Questions and Answers: November 4, 2016

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through November 2, 2016. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Operating Margin

1.             How low are you willing to take operating margins by increasing headcount at a 1,000 basis point rate faster than revenues? Do you have a minimum operating margin target? I’ve asked previously about long-term operating margins and your response suggested that investors look at peers. I consider FactSet to be a peer and they are listed as such in your proxy statement. FactSet has 30%+ operating margins. Moody’s has 40% operating margins. S&P Global has 38% operating margins. So who do you consider peers and are you just trying to target an operating margin that is consistent with some average/median level?

We don’t have a target level for our operating margin. Our goal is to build long-term shareholder value rather than maximizing our operating margin in the short term. Our operating margin will therefore vary based on the level of investment we make back into the business. During periods of investment (which we have been in lately), the margin may be lower, although we expect these decisions to ultimately drive growth in our business.

Over the past few years, we’ve made significant investments in five major areas of focus: Workplace Solutions/Retirement, Morningstar Direct, Morningstar Managed Portfolios, Morningstar Credit Ratings, and Morningstar Indexes. In all five, we see a sizable revenue opportunity and believe we have a sustainable competitive advantage. Moreover, these areas should benefit from some important industrywide trends, such as outsourced investment management, the convergence of the advisor and workplace/retirement spaces, the shift to passive investing and strategic-beta strategies, and growing market acceptance of new credit-ratings entrants.

To support these initiatives, we’ve increased our total employee count by about 10% over the past 12 months. The heaviest area of hiring has been technology, where we’ve added about 150 new roles to support development of our major software platforms, with the new hires roughly evenly split between the United States, India, and China. We’ve also added roles for sales and client service, product management, credit analysts, and data.

Because of the investments we’ve been making in our business—combined with a lower rate of revenue growth as many of our transaction-based businesses have been under pressure for reasons discussed in our most recent quarterly report—our operating margin has decreased in 2016. Over the long term, though, we think it’s reasonable to expect Morningstar’s operating margin to fall in a similar range as our peers. The companies we listed as peers in our most recent annual report (Envestnet, FactSet Research Systems, Financial Engines, Moody’s, MSCI, SEI Investments, S&P Global, Thomson Reuters, and Value Line) had an average operating margin of 24.6% for the trailing 12-month period through September 30.

Incentive Compensation

2.             What are the factors [driving] long-term incentive compensation?

Equity awards that vest over time are an important part of how we reward our executive officers and other employees. We pay a meaningful portion of executive officer compensation in the form of equity awards to help align the economic interests of our executive officers with those of our shareholders. We also believe it’s important for our executives to have a long-term stake in the success of the business.

For our senior leadership team, we generally use two main forms of long-term incentive compensation: restricted stock units and performance shares. The restricted stock units we grant vest ratably over a four-year period, so the ultimate value of these incentives is tied to Morningstar’s stock price performance over time. We also view the vesting requirement applicable to these units as a valuable retention tool. The other component, performance share awards, represent the right to receive a share of stock if certain conditions are satisfied during a three-year performance period. We currently measure performance for this program based on a combination of revenue and earnings before interest, taxes, depreciation, and amortization (EBITDA) growth, with 70% tied to cumulative revenue achievement and 30% to cumulative EBITDA achievement over the three-year performance period.

Expansion of NRSRO Registration for Morningstar Credit Ratings

3.             You note in your release that the SEC has authorized the expansion of your registration to rate corporate issuers as a NSRSO. You were in the ratings business previously, so how does this differ between your prior status? What new fixed-income products can you rate (vs. what you could have done previously)? Perhaps, you can size your total addressable market with your new registration status vs. what it was previously.

Previously, Morningstar Credit Ratings, LLC was registered with the Securities and Exchange Commission as a Nationally Recognized Statistical Rating Organization (NRSRO) for asset-backed securities ratings. Most of its business has historically been focused on private label and agency commercial mortgage-backed securities (CMBS), although our analysts have also provided ratings and research on private label residential mortgage-backed securities, single-family rental securities, and other types of asset-backed securities.

Under the expanded registration, Morningstar Credit Ratings is authorized to rate corporate issuers and financial institutions. This development will help us bring our investor-focused approach to a much broader portion of the U.S. fixed-income markets. The table below shows issuance volume for various types of fixed-income securities within the U.S. bond markets, which should give you a general idea of the relative size of the market opportunity for each area.

$bil	Mortgage-Related[1]	Federal Agency Securities[1]	Asset-Backed[1]	Corporate Debt[2]
Issuance (year to date through Sept. 30, 2016)	$1,313	$571	$160	$1,255

Source: Securities Industry and Financial Markets Association

1 Covered under previous NRSRO registration for Morningstar Credit Ratings, LLC. The mortgage-related securities category includes securities issued or guaranteed by FNMA, FHLMC and GNMA.
2 Now covered under expanded registration.

While the expansion of our NRSRO registration allows us to participate in the entire corporate market, our initial strategy will focus on providing ratings in the corporate private placement market, which had domestic issuance of about $28 billion in 2015, and the U.S. market for unsecured REIT debt, which had issuance of about $30 billion in 2015. We believe that in the short term, these markets provide the best opportunity for an NRSRO entering the asset class.

PitchBook Acquisition

4.             You note the increase in your credit revolver. Do you plan to fund the PitchBook acquisition with cash on the balance sheet or the revolver?

We plan to fund the acquisition primarily from borrowings under our revolving credit facility by increasing the principal amount available for borrowing to $300.0 million and extending the term of the facility to three years.

5.             Does your acquisition of PitchBook and resultant cash usage take you out of the market for repurchasing common stock, or is your reluctance to repurchase shares valuation driven?

When making capital allocation decisions, we look at the expected return for the various options available, including reinvesting in the business, repurchasing shares, and making acquisitions. For repurchases, we value Morningstar’s shares using a discounted cash flow framework similar to what our equity analysts use when they’re evaluating other companies. We generally consider repurchasing shares whenever the stock is trading below a certain threshold and avoid repurchases when it’s trading above that level. While the PitchBook acquisition should not preclude share repurchases, it may limit the volume to some extent as we repay our credit obligations.

6.             On PitchBook, do you have any timeline for profitability or long-term targets that you care to share with your investor base?

As you probably know, we don’t disclose any specific targets or forecasts for profitability, but we believe PitchBook has significant growth potential over the next 10 years. While PitchBook has had operating losses as a startup firm, it should be able to start generating operating profits relatively soon if it’s able to sustain a high rate of revenue growth. PitchBook’s client count has more than tripled over the past three years (to more than 1,800), and sales bookings have grown by a compound annual growth rate of more than 70 percent over the five years ended Dec. 31, 2015.

Venture capital, private equity, and M&A are all areas of increasing investor interest, and we’ve also seen an increasing demand for multi-asset portfolio analysis as the private and public capital markets increasingly converge. Data on private capital markets is difficult to find and often in non-standard formats, and PitchBook has built a leading market position with its comprehensive private market datasets and robust research process. We believe PitchBook has a significant opportunity to expand its market share thanks to its best-in-class user interface, which covers the full lifecycle of private market transactions. With the acquisition of PitchBook, Morningstar will be able to apply our core data and software capabilities to a new client segment: private and institutional investors. With this broader client reach, we see a significant opportunity to cross-sell our products and develop larger relationships with enterprise clients. In addition to domestic growth opportunities, we also believe PitchBook has meaningful opportunities to expand its business globally.

Because the data business tends to be scalable, we believe that operating expense should increase at a lower rate than revenue growth going forward. PitchBook’s business model is also attractive because it’s based on recurring revenue.

Capital Expenditures

7.             From a high level the structure of your key operating segments would suggest a capital light business model, however, through the first nine months of 2016 capex/revenues was a high 8.1% of revenues. What are the nature of these capital investments, and would you expect this level of capex to persist?

For the first nine months of 2016, we incurred capital expenditures of $47.5 million, compared with $39.9 million for the same period in 2015. Our capital expenditures are mainly for information technology (including purchased hardware and software), capitalized software development costs, and leasehold improvements. While our costs for hardware and office buildouts have been flat to slightly down in 2016, we had significantly higher expense for software purchases in 2016, mainly for IT service management software. In addition, we capitalized $19.2 million in internal product development costs in the first nine months of 2016, up from $16.4 million in the same period in 2015. This reflects the higher level of development activity for several of our major platforms, including Morningstar Direct, Morningstar.com, and Morningstar Retirement Manager, among others.

Overall, we expect to continue making capital expenditures at a similar level (in dollar terms, not necessarily as a percentage of revenue) in 2017 as we purchase network hardware and software, rebuild our major software platforms, and build out various office facilities globally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 4, 2016	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer